EXHIBIT 23

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-40801) pertaining to the 401(k) Plan of Medicis Pharmaceutical Corporation of our report dated June 14, 2005, with respect to the financial statements and schedule of the Medicis Pharmaceutical Corporation 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP

Phoenix, Arizona
June 27, 2005